Exhibit 99.1

Sharplink Announces Pricing of $75 Million Registered Direct Offering Priced at Approximately 41% Premium to Last Closing Share Price

MIAMI — June 22, 2026 — (GLOBE NEWSWIRE) — Sharplink, Inc. (Nasdaq: SBET) (“Sharplink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and a prominent industry advocate of Ethereum adoption, today announced that it has entered into a securities purchase agreement with an institutional investor (the “Investor”) for the purchase and sale of 10,013,351 shares of its common stock, par value $0.0001 per share (the “Shares), and accompanying warrants to purchase up to 10,013,351 shares of common stock (the “Warrants”), at a combined purchase price of $7.49 per Share and Warrant. The purchase price represents a 41% premium to the Company’s closing share price of $5.29 on June 18, 2026 (the “Closing Share Price”), as reported on the Nasdaq Capital Market, and a premium to the net asset value (“NAV”) of Sharplink’s ETH holdings1 reported as of June 16, 2026 of 875,776 ETH. The Warrants will have an exercise price of $8.15 per Share, will be exercisable immediately upon issuance, and will expire four (4) years from the date of issuance.

The aggregate gross proceeds from the registered direct offering (the “Offering”) are expected to be approximately $75 million, before deducting placement agent fees and other offering expenses payable by the Company. The closing of the Offering is expected to occur on or about Tuesday, June 23, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including, but not limited to, the accumulation of additional ETH and the repurchase of the Company’s common stock pursuant to the Company’s stock repurchase program.

Commenting on the transaction, Joseph Chalom, Sharplink’s Chief Executive Officer, stated, “This financing represents a powerful endorsement of Sharplink’s Ethereum treasury strategy. The fact that we raised capital at a premium to both our prevailing market price and the value of our underlying ETH holdings demonstrates that sophisticated investors recognize the unique value proposition we are building. Moreover, it is becoming evident that public market investors are increasingly seeking more than passive ETH exposure. They are looking for platforms capable of compounding ETH ownership and share value over time through active capital allocation, strategic treasury management and access to opportunities unavailable to most market participants.

“By issuing equity above the value of our existing ETH holdings, this transaction is immediately supportive of our objective to increase ETH exposure on an accretive per-share basis while preserving financial flexibility. The proceeds from this offering enhance our ability to expand our Ethereum treasury, opportunistically repurchase shares and continue executing on our mission to build the leading institutional-grade, most productive Ethereum treasury platform in the public markets.”

The Offering is being made pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-287708), which was automatically declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 30, 2025. The Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the effective shelf registration statement. A prospectus supplement and the accompanying prospectus relating to the Offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the Offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or by contacting A.G.P./Alliance Capital Partners, 590 Madison Avenue, New York, New York 10022.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Offering.

Thompson Hine LLP is acting as legal advisor to Sharplink. Sullivan & Worcester LLP is acting as legal advisor to A.G.P./Alliance Global Partners.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

1 Total ETH holdings represent ETH as-if redeemed from LsETH and WeETH.

About Sharplink, Inc.

Sharplink is a leading institutional-grade Ethereum treasury platform designed to give public market investors smarter, more productive exposure to ETH. Ethereum underpins the majority of global stablecoin, tokenized real-world assets and decentralized finance settlement, making ETH a unique native yield generation and long-term network growth opportunity. In addition to its Ethereum treasury platform, Sharplink operates an online affiliate marketing business. Sharplink was founded in 2019 and is headquartered in Miami, Florida. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships; the intended use of proceeds, including potential share repurchases; the Company’s Ethereum treasury strategy and expected common stock per-share effects; and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the anticipated gross proceeds from the Offering, the intended use of proceeds therefrom, the satisfaction of customary closing conditions, and the expected timing and completion of the Offering, the potential use of the Company’s ATM facility; the Company’s ability to repurchase additional shares of its common stock under its stock repurchase program; the Company’s ability to achieve and sustain profitable operations; volatility in the market price of ETH and its resulting impact on the Company’s accounting and financial reporting; changes in government regulation of cryptocurrencies and online betting; changes in securities laws or other applicable regulations; fluctuations in customer demand and overall economic conditions; competitive pressures, including competing products, pricing, and sales cycles; the protection and enforcement of the Company’s proprietary rights; and other risks and uncertainties described in the Company’s Annual Report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the crypto assets below the cost value at which the Company’s crypto assets are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release. There can be no assurance that any repurchases will be made under the program, and any repurchases may be suspended, modified or discontinued at any time and are subject to market conditions and applicable legal requirements.

CONTACT:

Sharplink’s Investor Relations Contact:

Sean Mansouri, CFA or Aaron D’Souza | Elevate IR

Phone: (720) 330-2829

Email: ir@sharplink.com

Sharplink’s Media Contact:

Email: media@sharplink.com